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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. ___ )

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[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[QWEST LOGO]


     [ON MARCH 16, 2001, QWEST COMMUNICATIONS INTERNATIONAL INC. ISSUED THE
                            FOLLOWING PRESS RELEASE]

                 QWEST COMMUNICATIONS ANNOUNCES MAY 2 SHAREOWNER
                     MEETING AND DISTRIBUTES PROXY STATEMENT

DENVER, MARCH 16, 2001 -- Qwest Communications International Inc. (NYSE:Q), the broadband Internet communications company, today announced it will hold its annual meeting on May 2 in Denver. The meeting is the company's first since the acquisition of U S West on June 30, 2000. Qwest also began distributing its proxy statement to shareowners.

At the meeting, Qwest shareowners are scheduled to vote on the following matters:
o election of five directors,
o amendment of Qwest's employee stock purchase plan,
o a shareowner proposal requesting that Qwest get advance shareowner approval of certain severance arrangements, and
o a shareowner proposal requesting that Qwest not include "accounting rule income, particularly pension credits" in determining performance-based compensation.

"Qwest is an entrepreneurial growth company that creates value for customers, employees, retirees, shareowners and others," said Joseph P. Nacchio, Qwest chairman and CEO. "We are fully committed to the welfare of our employees, both past and present, and everyone is rewarded fairly when the company performs well. We are proud of our employees and appreciate those who laid the foundation for our company."

The proxy statement describes these matters and contains Qwest's reasons for opposing the shareowner proposals because Qwest believes they could hinder the growth of the company and decrease shareowner value.

Qwest believes the severance proposal is not in the best interests of its shareowners because it would remove the board's flexibility to adapt to evolving compensation practices in a competitive marketplace for top executives. Seeking shareowner approval could take months and cost the company hundreds of thousands of dollars, and could also impair Qwest's ability to recruit and retain talented executives.

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Qwest believes the pension credit proposal is not in its shareowners' best interests because it is better to determine compensation awards on the basis of publicly reported financial and operating results, which is consistent with accounting rules and standards applicable to all publicly-traded companies.

ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for seed and efficiency, spans more than 106,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.


                                      # # #
This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of Qwest and U S WEST. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

         Contacts:         MEDIA CONTACT:            INVESTOR CONTACT:
                           --------------            -----------------
                           Matt Barkett              Lee Wolfe
                           303-992-2085              800-567-7296
                           matt.barkett@qwest.com    IR@qwest.com